INDEPENDENT AUDITOR'S CONSENT


We consent to the use of this Registration Statement of Mar Ventures Inc. on Form SB-2 of our report dated September 23, 1997 relating to the financial statements of Mar Ventures Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                      WHEELER WASOFF, P.C.


Denver, Colorado
October 23, 1997